Exhibit 10.9

THE FEMALE HEALTH COMPANY

STOCK APPRECIATION RIGHTS AGREEMENT

THIS STOCK APPRECIATION RIGHTS AGREEMENT (this "Agreement") dated as of October 31, 2016 (the "Grant Date"), is between DAVID R. BETHUNE ("Optionee") and THE FEMALE HEALTH COMPANY, a Wisconsin corporation (the "Company").

RECITALS

A.The Company adopted The Female Health Company 2008 Stock Incentive Plan (the "Plan"), which was approved by its Board of Directors (the "Board") and shareholders effective March 27, 2008.

B.The Board intends to either amend the Plan (an "Amendment") or adopt a new stock incentive plan (a "New Plan"), in each case, to increase the number of available shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable to grantees under the Plan or such New Plan, and to submit such Amendment or New Plan to the shareholders of the Company for adoption (in either case, the "Stock Plan Proposal").

C.Optionee and the Company desire to enter into this Agreement setting forth the terms and conditions of the following stock appreciation rights grant to Optionee.

AGREEMENTS

Optionee and the Company agree as follows:

1. Definitions. For purposes of this Agreement, the following terms have the following meanings:

(a) "Cause" means the definition of Cause in Optionee's employment agreement, if any, with the Company.  If no such employment agreement or definition in such agreement exists, Cause means (i) breach by Optionee of any covenant not to compete or confidentiality agreement with the Company, (ii) failure by Optionee to substantially perform his or her duties to the reasonable satisfaction of the Board, (iii) serious misconduct by Optionee which is demonstrably and substantially injurious to the Company, (iv) fraud or dishonesty by Optionee with respect to the Company, (v) material misrepresentation by Optionee to a shareholder or director of the Company, (vi) acts of negligence by Optionee in the performance of Optionee's duties that are substantially injurious to the Company or (vii) Optionee's conviction of, or a plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude.  The Company or its designee shall make the determination of whether Cause exists.

(b) "Exercise Price" means $0.95 per SAR, which is equal to or greater than the Fair Market Value of the Common Stock on the Grant Date
(c) "Fair Market Value" means as of any date, the value of the Common Stock determined as follows:

(i) if the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock as quoted on such exchange or system for the day of determination, or, if there was no sale on that date, then on the last previous day on which a sale was reported, as reported in The Wall Street Journal or such other source as the Company or its designee deems reliable;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the day of determination, or, if there was no reported bid and asked prices on that date, then on the last previous day on which there were bid and asked prices reported, as reported in The Wall Street Journal or such other source as the Company or its designee deems reliable; or

(iii) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Company or its designee.
(d) "Service Provider" means an employee, officer or director of the Company or an independent contractor engaged to provide services to the Company.

2. Grant of Stock Appreciation Rights.  The Company hereby grants to Optionee an aggregate of 140,000 stock appreciation rights (the "SARs").  Each SAR entitles Optionee to receive, upon exercise, an amount payable in either (i) shares of Common Stock equal in value to the excess of (A) the Fair Market Value of a share of Common Stock on the date of exercise, over (B) the Exercise Price (the "Appreciation Value"), in accordance with Section 6(a) or (ii) cash equal to the Appreciation Value in accordance with Section 6(b), in each case, subject to the terms and conditions of this Agreement and, if applicable, the Plan (as amended by the Amendment) or the New Plan.

3. Vesting; Period of Exercise.  The SARs granted hereunder shall vest on the two-year anniversary of the Grant Date.  Unless this Agreement is terminated as provided hereunder, Optionee may exercise the SARs in whole or in part at any time after the Grant Date (the date of exercise, the "Exercise Date") as to any SARs that have vested until it expires at 5 p.m., Chicago, Illinois time, on the tenth anniversary of the Grant Date (the "Option Period").

4. Change in Capital Structure.  The SARs and the Exercise Price of such SARs will be adjusted in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition or other change in the capital structure of the Company as determined by the Company (or its designee).

5. Nontransferability of SARs. The SARs shall not be transferable other than by will or the laws of descent or distribution and shall be exercisable, during Optionee's lifetime, only by Optionee.
6. Settlement of SARs.

(a) If on or prior to the Exercise Date, the Stock Plan Proposal is approved by the requisite shareholder vote, promptly following the Exercise Date, the Company shall (i) issue and deliver to Optionee the number of shares of Common Stock equal to the Appreciation Value, less any amounts withheld pursuant to Section 9 and (B) enter Optionee's name on the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to Optionee.  Fractional shares will not be delivered and the number of shares of Common Stock to be delivered on exercise shall be rounded to the nearest whole share.

(b) If the Stock Plan Proposal is not approved by the requisite shareholder vote on or prior to the Exercise Date, promptly following the Exercise Date, the Company shall pay to Optionee, in settlement of the exercise of SARs on the Exercise Date, an amount in cash equal to the Appreciation Value, less any amounts withheld pursuant to Section 9.

7. Manner of Exercise.

(a) When to Exercise. Except as otherwise provided in this Agreement, Optionee (or in the case of exercise after Optionee's death or disability, Optionee's executor, administrator, heir or legatee, as the case may be) may exercise his or her vested SARs, in whole or in part, at any time after vesting and until the expiration of the Option Period or earlier termination pursuant to Section 13 hereof, by following the procedures set forth in this Section 7.  If partially exercised, Optionee (or in the case of exercise after Optionee's death or disability, Optionee's executor, administrator, heir or legatee, as the case may be) may exercise the remaining unexercised portion of the SARs at any time after vesting and until the expiration of the Option Period or earlier termination pursuant to Section 13 hereof.  No SARs shall be exercisable after the expiration of the Option Period.

(b) Election to Exercise. To exercise the SARs, Optionee (or in the case of exercise after Optionee's death or disability, Optionee's executor, administrator, heir or legatee, as the case may be) must deliver to the Company a written notice which sets forth the number of SARs being exercised, together with any additional documents as the Company may require.  Each such notice must satisfy whatever then-current procedures apply to the SARs and must contain such representations as the Company requires.

(c) Documentation of Right to Exercise.  If someone other than Optionee exercises the SARs, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the SARs.

(d) Exercise Date.  The Exercise Date shall be deemed to have occurred on the business day that the Company receives a fully executed exercise notice.  If the notice is received after business hours on such date, then the Exercise Date shall be deemed to have occurred on the business date immediately following the business date such notice is received by the Company.

8. Delivery by the Company.  As soon as practicable after receipt of all items referred to in Section 7 and any payment (which payment may also be made in accordance with a cashless exercise program implemented by the Company), the Company shall deliver to Optionee either (a) certificate(s) issued in Optionee's name for the number of shares of Common Stock purchased by exercise of the SARs (or, if requested by the Optionee, such shares shall be issued to the Optionee by electronic transfer to the Optionee's broker) or (b) cash in an amount determined in accordance with Section 6(b), by certified check or wire transfer to an account designated in writing by Optionee.  If delivery is by mail, delivery of shares of Common Stock shall be deemed effected when the stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to Optionee.

9. Tax Liability and Withholding.

(a) As a condition to the issuance of any shares of Common Stock or cash covered by the SARs, the Company may withhold, or require Optionee to pay or reimburse the Company for, any taxes which the Company determines are required to be withheld under federal, state or local law in connection with the exercise of the SARs.  The Company may permit Optionee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock or cash from the shares of Common Stock or cash otherwise issuable or deliverable to Optionee as a result of the exercise of the SARs; provided, however, that no shares of Common Stock or cash shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law; and (iii) delivering to the Company previously owned and unencumbered shares of Common Stock.

(b) Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding ("Tax-Related Items"), the ultimate liability for all Tax-Related Items is and remains Optionee's responsibility and the Company (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the SARs and (ii) does not commit to structure the SARs to reduce or eliminate Optionee's liability for Tax-Related Items.

10. Addresses.  All notices or statements required to be given to either party hereto shall be in writing and shall be personally delivered or sent, in the case of the Company, to its principal business office and, in the case of Optionee, to Optionee's address as is shown on the records of the Company or to such address as Optionee designates in writing.  Notice of any change of address shall be sent to the other party by registered or certified mail.  It shall be conclusively presumed that any notice or statement properly addressed and mailed bearing the required postage stamps has been delivered to the party to which it is addressed.

11. Restrictions Imposed by Law.  Notwithstanding any other provision of this Agreement, Optionee agrees that Optionee shall not exercise the Option and that the Company will not be obligated to deliver any shares of Common Stock or make any cash payment if counsel to the Company determines that such exercise, delivery or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Common Stock is listed.  The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of the Option or the resulting delivery of shares of Common Stock or other payment to comply with any law or regulation of any governmental authority.

12. Service Provider Relationship.  Nothing in this Agreement shall limit the right of the Company or any parent or subsidiary of the Company to terminate Optionee's employment or other form of service relationship or otherwise impose any obligation to employ and/or retain Optionee as a Service Provider.

13. Effect of Termination of Service Provider Relationship.

(a) Termination for Cause.  If the Optionee ceases to be a Service Provider as a result of a termination for Cause, the SARs, to the extent not exercised before such termination, shall immediately terminate.

(b) Voluntary Resignation.  If the Optionee ceases to be a Service Provider as a result of a voluntary resignation by the Service Provider, any portion of the SARs that are not exercisable pursuant to Section 3 above as of the date of termination shall terminate as of the date of termination.  The remainder of the SARs, if any, shall remain exercisable for the remainder of the Option Period.

(c) Other Terminations.  If the Optionee ceases to be a Service Provider for any reason other than as a result of termination for Cause or voluntary resignation by the Service Provider, including, without limitation, as a result of Optionee's death or disability, the SARs, to the extent not exercised before such termination, shall remain exercisable for the remainder of the Option Period.

14. No Rights as Shareholder.  Optionee shall not have any rights as a shareholder with respect to any of the shares of Common Stock covered by the SARs prior to the date that he or she exercises the SARs in accordance with Section 6(a) and becomes the holder of record.  No adjustment shall be made for dividends or other rights for which the record date is prior to the date of issuance.

15. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Wisconsin without regard to conflict of law principles.

16. Successors and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Optionee and Optionee's beneficiaries, executors, administrators and the person(s) to whom the SARs may be transferred by will or the laws of descent or distribution.

17. Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each provision of this Agreement shall be severable and enforceable to the extent permitted by law.

18. Discretionary Nature of Agreement.  The grant of the SARs in this Agreement does not create any contractual right or other right to receive any SARs or other awards in the future.  Future awards, if any, will be at the sole discretion of the Company.

19. Amendment.  The Company has the right to amend, alter, suspend, discontinue or cancel the SAR, prospectively or retroactively; provided, that, no such amendment shall adversely affect Optionee's material rights under this Agreement without Optionee's consent.

20. Section 409A; No Deferral of Compensation.  This Agreement is not intended to provide for the deferral of compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto (the "Code"). The Company reserves the right to unilaterally amend or modify this Agreement to the extent the Company considers it necessary or advisable, in its sole discretion, to comply with, or to ensure that the SARs granted hereunder are not subject to, Section 409A of the Code.

21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Stock Appreciation Rights Agreement as of the date first above written.

/s/ David R. Bethune
David R. Bethune

THE FEMALE HEALTH COMPANY
BY /s/O.B. Parrish
O.B. Parrish, Chief Executive Officer

[Signature Page to Stock Appreciation Rights Agreement]